Unica Announces Financial Results for the Third Quarter Fiscal 2010

WALTHAM, Mass. – August 2, 2010 – Unica Corporation (Nasdaq: UNCA), the recognized leader in marketing software solutions, today announced financial results for its third quarter fiscal 2010, ended June 30, 2010.

For the third quarter fiscal 2010, the company reported total revenue of $30.7 million, an increase of 14% compared to the third quarter of fiscal 2009. Subscription revenue was $7.9 million, an increase of 33%, perpetual license revenue was $7.4 million, an increase of 69%, maintenance revenue on perpetual licenses was $11.4 million, an increase of 3%, and services revenue was $4.1 million, a decrease of 26%, each compared to the third quarter of fiscal 2009.

The company ended the third fiscal quarter with annual recurring contract value, which represents the annual value of subscription and maintenance contracts as of the end of the quarter, of approximately $76 million. This represents an increase of approximately 3% on a sequential basis and 17% compared to the end of fiscal 2009.

Yuchun Lee, chief executive officer of Unica Corporation, stated, “The combination of solid execution and a selling environment that was stable and improving led to quarterly revenue and profitability that were again ahead of our expectations. The improvement in the business environment can be seen in Unica’s license revenue, which grew 69% for the quarter and is up 37% on a fiscal year-to-date basis. We also continue to enjoy strong demand for our subscription-based offerings, which grew over 70% annually adjusting for the previously announced one-time benefit of $1.4 million in the year ago quarter.”

Lee added, “Unica is the only enterprise marketing management (EMM) vendor that is ranked a leader in the overall market as well as each of the major application areas, including campaign management, web analytics and marketing resource management. In addition, Unica is unique in our ability to serve both the high-end of the market as well as mid-market customers, and to do so with an integrated suite of solutions that can be deployed on-premise or in a software-as-a-service manner. We believe that Unica is well positioned to extend our leadership position and gain market share as the EMM market evolves and the IT spending environment improves.”

For the quarter ended June 30, 2010, Unica reported income from operations, in accordance with generally accepted accounting principles (GAAP), of $2.3 million. Income from operations for the quarter ended June 30, 2010 includes $1.1 million of non-cash share-based compensation expense and $459,000 of amortization of acquired intangible assets. In the corresponding quarter of the prior fiscal year, the company reported a loss from operations of $785,000.

GAAP net income for the quarter ended June 30, 2010 was $1.2 million, compared to a net loss of $292,000 for the quarter ended June 30, 2009. GAAP diluted net income per share was $0.05, for the quarter ended June 30, 2010, compared to a net loss per share of $0.01 for the quarter ended June 30, 2009.

For the quarter ended June 30, 2010, non-GAAP operating income, which excludes non-cash share-based compensation expense and amortization of acquired intangible assets, was $3.9 million, a record high for the company, and represents a non-GAAP operating margin of 13%. In the corresponding quarter of the prior year, non-GAAP income from operations was $921,000.

Non-GAAP net income was $2.3 million for the quarter ended June 30, 2010, leading to non-GAAP net income per diluted share of $0.10. In the corresponding quarter of the prior year, non-GAAP net income of $879,000 led to non-GAAP net income per diluted share of $0.04.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

As of June 30, 2010, Unica had cash and cash equivalents of $43.1 million, compared to $39.2 million at March 31, 2010. The company generated $4.9 million of cash provided by operations, during the quarter ended June 30, 2010, leading to fiscal year-to-date cash provided by operations of $16.0 million.

Kevin Shone, chief financial officer of Unica, said, “The combination of strong revenue and solid expense management led to record non-GAAP operating income in the quarter. In addition, the company’s positive cash from operations during the third quarter brought the company’s fiscal year-to-date performance to record levels, and we expect to continue generating positive cash flow in the fourth quarter. We believe the company’s financial performance in fiscal 2010 is evidence of the scalability of Unica’s business model.”

Additional Third Quarter and Recent Business Highlights:

•	During the third quarter, added new customers and expanded relationships with existing customers across its Enterprise and OnDemand product suites, including Air France, AIS , American Bankers Association, Ameriprise, Bakker Hillegom, Cisco, Citrix, Churchill Downs, Cricket Communications, Datacom, Duke Energy, Elsevier Health Science, Highmark, ING, Lincoln Financial Group, The New York Post, OCBC, Quicken Loans, Paddy Power, Tesco, Union Gas Limited and Yellow Pages Group, among others.

•	Gartner, Inc., a leading independent analyst firm, placed Unica in the “Leaders” quadrant of its “Magic Quadrant for Multi-Channel Campaign Management” report (May 13, 2010). The Gartner Magic Quadrant evaluates vendors for their ability to execute and completeness of vision.

•	Unica announced significant advancements in its software-as-a-service architecture that powers the Unica OnDemand product line. This innovative architecture makes maximum use of cloud computing and content delivery network resources to improve the performance, scalability and reliability of Unica OnDemand products benefitting marketers, businesses and consumers.

•	Unica hosted its user conference, the Marketing Innovation Summit (MIS). MIS brings together hundreds of marketers from around the world to share and learn about the latest marketing trends, best practices, and marketing technology innovations—from web, email and direct mail to social media and mobile marketing.

•	Unica announced the availability of new “Solution Packs”—innovative social media marketing, web personalization, and social sharing capabilities for users of its online marketing solutions. Unica also announced its award-winning Pivotal Veracity eDesign Optimizer, which provides email rendering imaging for the iPad, further solidifying the role played by Unica in the cross-platform design optimization space.

•	Unica announced enhancements to its award-winning web analytics solution, Unica NetInsight OnDemand. The new release focuses on the complex needs of customers with high-traffic volumes in the tens of billions of page views and requirements that span from real-time analysis to complex data integration.

Conference Call Details

Unica will discuss its quarterly results and related matters via a teleconference today, August 2, 2010 at 5:00 p.m. ET. To access this call, dial 888-455-2265 (domestic) or 719-457-2604 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.

A replay of this conference call will be available from 8:00 p.m. ET on Monday, August 2, 2010 through 11:59 p.m. ET on Monday, August 16, 2010 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4083793. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.

Non-GAAP Financial Measures

Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, and earnings per share.

Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both an historic and a forward-looking basis, these non-GAAP measures exclude:

•	Expense associated with the amortization of intangible assets related to acquisitions and the impairment of goodwill, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Unica

Unica Corporation (Nasdaq: UNCA) is the recognized leader in marketing software solutions. Unica’s advanced set of enterprise marketing management and on-demand marketing solutions empowers organizations and individuals to turn their passion for marketing into valuable customer relationships and more profitable, timely, and measurable business outcomes. These solutions integrate and streamline all aspects of online and offline marketing. Unica’s unique interactive marketing approach incorporates customer analytics and web analytics, centralized decisioning, cross-channel execution, and integrated marketing operations. More than 1,500 organizations worldwide depend on Unica for their marketing management solutions.

Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit http://www.unica.com/.

Note to Editors: Copyright 2010 Unica Corporation. Unica, the Unica logo, and NetInsight are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Forward-looking Statements

The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change; and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including those factors listed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2009 under “Risk Factors”, which factors could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Media contact:
Dan Ring
Unica Corporation
781-487-8641
dring@unica.com

Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	September 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$43,102	$50,314
Accounts receivable, net	23,819	16,514
Prepaid expenses and other current assets	4,970	4,731

Total current assets	71,891	71,559

Property and equipment, net	7,340	5,221
Goodwill and other acquired intangible assets, net	31,684	15,458
Other assets	1,740	1,643

Total assets	$112,655	$93,881

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,131	$1,332
Accrued expenses	13,966	13,080
Short-term deferred revenue	42,781	35,069

Total current liabilities	57,878	49,481

Long-term deferred revenue	3,959	1,250
Other long-term liabilities	337	337

Total liabilities	62,174	51,068

Stockholders’ equity	50,481	42,813

Total liabilities and stockholders’ equity	$112,655	$93,881

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
License	$7,363	$4,359	$20,543	$15,024
Maintenance and services	15,462	16,594	44,545	46,738
Subscription	7,880	5,907	19,695	14,448

Total revenue	30,705	26,860	84,783	76,210
Costs of revenue:
License	652	396	1,766	1,537
Maintenance and services	5,110	5,383	14,198	15,154
Subscription	2,755	1,279	6,980	3,262

Total cost of revenue	8,517	7,058	22,944	19,953

Gross profit	22,188	19,802	61,839	56,257
Operating expenses:
Sales and marketing	10,146	11,216	28,820	32,157
Research and development	4,841	5,045	13,993	15,461
General and administrative	4,620	4,204	13,350	12,093
Restructuring charges	—	—	16	748
Goodwill impairment charge	—	—	—	15,266
Amortization of acquired intangible assets	290	122	671	1,057
Acquisition related fees	—	—	290	—

Total operating expenses	19,897	20,587	57,140	76,782

Income (loss) from operations	2,291	(785)	4,699	(20,525)
Other income (expense), net	(693)	313	(1,222)	(887)

Income (loss) before income taxes	1,598	(472)	3,477	(21,412)
Provision for (benefit from) income taxes	411	(180)	158	(891)

Net income (loss)	$1,187	$(292)	$3,319	$(20,521)

Net income (loss) per common share:
Basic	$0.06	$(0.01)	$0.16	$(0.99)

Diluted	$0.05	$(0.01)	$0.15	$(0.99)

Shares used in computing net income (loss) per common share:
Basic	21,423	20,708	21,171	20,780

Diluted	22,438	20,708	22,144	20,780

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Nine Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$3,319	$(20,521)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment	2,388	1,994
Amortization of capitalized software development costs	131	139
Amortization of acquired intangible assets	1,362	1,825
Goodwill impairment charge	—	15,266
Share-based compensation expense	3,333	3,992
Foreign currency translation loss	575	226
Provision for doubtful accounts	136	215
Benefit from deferred income taxes	(51)	(1,435)
Changes in operating assets and liabilities:
Accounts receivable	(6,644)	1,276
Prepaid expenses and other current assets	(71)	1,774
Other assets	(178)	449
Accounts payable	(136)	(1,318)
Accrued expenses	1,242	(1,145)
Deferred revenue	10,617	155

Net cash provided by operating activities	16,023	2,892
Cash flows from investing activities:
Purchases of property and equipment	(3,750)	(1,576)
Capitalization of software development costs	(515)	(575)
Cash collected from license acquired in acquisition	108	115
Net cash paid for acquisitions	(19,181)	—
Proceeds from sales and maturities of investments	—	15,043
Purchases of investments	—	(898)
Increase in restricted cash	(106)	(69)

Net cash provided by (used in) investing activities	(23,444)	12,040
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock purchase	1,764	370
plans
Treasury shares purchased	—	(1,920)
Payment of withholding taxes in connection with settlement of restricted stock units	(822)	(308)

Net cash provided by (used in) financing activities	942	(1,858)
Effect of exchange rate changes on cash and cash equivalents	(733)	(505)

Net increase (decrease) in cash and cash equivalents	(7,212)	12,569
Cash and cash equivalents at beginning of period	50,314	35,799

Cash and cash equivalents at end of period	$43,102	$48,368

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$2,291	$(785)	$4,699	$(20,525)
Add: Share-based compensation	1,103	1,355	3,333	3,992
Add: Amortization of acquired intangible assets	459	351	1,361	1,825
Add: Goodwill impairment	—	—	—	15,266

Non-GAAP income (loss) from operations	$3,853	$921	$9,393	$558

GAAP income (loss) before income taxes	$1,598	$(472)	$3,477	$(21,412)
Add: Share-based compensation	1,103	1,355	3,333	3,992
Add: Amortization of acquired intangible assets	459	351	1,361	1,825
Add: Goodwill impairment	—	—	—	15,266
Adjusted (provision for) benefit from income taxes	(885)	(355)	(2,288)	—

Non-GAAP net income (loss)	$2,275	$879	$5,883	$(329)

Diluted non-GAAP net income (loss) per common share	$0.10	$0.04	$0.25	$(0.01)

Shares used in computing non-GAAP net income (loss) per diluted common share:	23,890	22,387	23,361	22,383

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
(In thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Share-based compensation:
Cost of license revenue	$6	$7	$19	$37
Cost of maintenance and services revenue	111	251	689	726
Sales and marketing expense	426	615	982	1,657
Research and development expense	176	248	537	722
General and administrative expense	384	234	1,106	850

Total share-based compensation expense	$1,103	$1,355	$3,333	$3,992

Amortization of acquired intangible assets:
Cost of license revenue	$170	$229	$691	$768
Operating expenses	289	122	670	1,057

Total amortization of acquired intangible assets	$459	$351	$1,361	$1,825